UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/26/2008

CROWN MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-30700

Delaware	84-1524410
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

12700 Ventura Boulevard,
Suite 200,
Studio City, California 91604
(Address of principal executive offices, including zip code)

(818) 755-2400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)        On March 26, 2008, Dwight C. Arn, William Cella and Brad R. Moore were elected to the Board of Crown Media Holdings, Inc. (the "Company") by its Board of Directors upon the recommendation of the Nominating Committee. Messrs. Arn, Cella and Moore were nominated by Hallmark Entertainment Investments Co. ("HEIC"), a subsidiary of Hallmark Cards, Incorporated, pursuant to the Second Amended and Restated Stockholders Agreement, dated August 30, 2001, as amended, by and among the Company, HEIC, VISN, a subsidiary of the National Interfaith Cable Coalition, Inc., and The DIRECTV Group, Inc. (previously filed as Exhibit 10.6 to our Quarterly Report on Form 10-Q filed on November 13, 2001 (File Number 000-30700; Film Number 1784987) and incorporated herein by reference). The Board has not determined the committees of the Board on which these directors will serve.

Mr. Arn has been Associate General Counsel of Hallmark Cards, Incorporated since 1989. Additionally, Mr. Arn has been serving as General Counsel of Hallmark International since 1992 and as General Counsel of Crayola LLC since 1995. Mr. Arn began his career at Hallmark Cards, Incorporated in 1976 and has served in various attorney positions.

Mr. Cella is the Chairman and Chief Executive Officer of The Cella Group, a media sales representation company. Before forming The Cella Group in 2008, Mr. Cella led MAGNA Global, a Media Negotiation, Research and Programming Unit of the Interpublic Group of Companies. Prior to that, Mr. Cella served as Executive Vice President and Director of Broadcast and Programming for Universal McCann North America. From 1994 through 1997, Mr. Cella served as Director of National Broadcast and Programming for McCann-Erickson and, in 1997, was named Executive Vice President of McCann-Erickson for all of North America.

Mr. Moore has been President of Hallmark Hall of Fame Productions since 1993 and Hallmark Publishing since 1997, both of which are wholly-owned subsidiaries of Hallmark Cards, Incorporated. Prior to that, Mr. Moore led the development, production and distribution of the Hallmark Hall of Fame series since 1983. Mr. Moore directed Hallmark Cards, Incorporated's U.S. advertising efforts from 1982 to 1983.

No director described herein has any family relationship with any of the Company's directors or executive officers and no director is a party to any transactions listed in Item 404(a) of Regulation S-K. Further, neither Mr. Arn nor Mr. Moore entered into any plan, contract or arrangement in connection with their election to the Board. Mr. Cella will receive the following compensation for serving on the Company's board paid to all directors who are not employed by the Company or Hallmark Cards, Incorporated and its subsidiaries: (1) an annual retainer of $35,000 and $1,000 per meeting and (2) an annual grant of restricted stock units valued at $40,000.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.

Date: March 27, 2008	By:	/s/ Charles L. Stanford
Charles L. Stanford
Executive Vice President, Legal & Business Affairs, and General Counsel